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                                  EXHIBIT 23.1

                        Consent of Independent Auditors
                        -------------------------------


The Board of Directors and Stockholders
Tele-Communications, Inc.:


We consent to the incorporation by reference in the registration statement on Amendment No. 1 to Form S-3 of Tele-Communications, Inc. of our reports, dated March 18, 1996, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and all related financial statement schedules, which reports appear in the December 31, 1995 Annual Report on Form 10-K of Tele-Communications, Inc. and to the reference to our firm under the heading "Experts" in the registration statement.


                                              /s/ KPMG Peat Marwick LLP
                                              KPMG Peat Marwick LLP

Denver, Colorado

January 2, 1997